Exhibit 99.4

Premier Healthcare Exchange,

Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2013 and 2012

Premier Healthcare Exchange, Inc. and Subsidiaries

Table of Contents

December 31, 2013 and 2012

Independent Auditors’ Report

Board of Directors of

Premier Healthcare Exchange, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Premier Healthcare Exchange, Inc. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Healthcare Exchange, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, New York

March 28, 2014

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2013 and 2012

	2013	2012

Assets

Current Assets
Cash and cash equivalents	$11,728,414	$3,941,167
Accounts receivable, less allowance for doubtful accounts of $51,319 and $85,144 and allowance for claim adjustments of $3,065,982 and $2,100,822, in 2013 and 2012, respectively	4,990,899	5,218,772
Prepaid expenses and other current assets	1,197,636	534,892
Deferred income tax asset	726,764	531,278

Total current assets	18,643,713	10,226,109

Property and Equipment at Cost, Net of Accumulated Depreciation and Amortization	1,486,641	1,053,304

Goodwill	4,537,176	4,633,811
Intangibles	2,008,350	2,330,608
Security Deposits	154,622	156,660

Total assets	$26,830,502	$18,400,492

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of capital lease obligations	$94,700	$4,832
Current portion of term loan	1,166,667	875,000
Accounts payable and accrued expenses	8,026,379	5,624,522
Deferred revenue	1,790,512	—
Income taxes payable	—	381,104

Total current liabilities	11,078,258	6,885,458

Long-Term Liabilities
Capital lease obligations, less current portion	206,331	—
Term loan obligations, less current portion	1,458,333	2,625,000
Deferred income tax liability	486,672	266,007

Total long-term liabilities	2,151,336	2,891,007

Stockholders’ Equity
Series A Convertible Preferred Stock, par value $0.001 per share, 300,000 shares authorized; issued and outstanding of 257,590 shares in 2013 and 2012 with a liquidation value of $3,500,004	3,144,800	3,144,800
Common stock, par value $0.001 per share, 2,000,000 shares authorized; issued and outstanding of 1,155,000 shares in 2013 and 2012	115	115
Additional paid-in capital	777,474	714,359
Retained earnings	9,678,519	4,764,753

Total stockholders’ equity	13,600,908	8,624,027

Total liabilities and stockholders’ equity	$26,830,502	$18,400,492

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Income

Years Ended December 31, 2013 and 2012

	2013	2012

Revenues, Net	$52,664,172	$31,220,969

Cost of Services	18,444,209	10,455,486

Gross Profit	34,219,963	20,765,483

Operating Expenses
Salaries, payroll taxes and employee benefits	17,962,211	12,489,793
Selling, general and administrative expenses	6,974,295	4,819,643
Depreciation and amortization	872,328	527,989

Total operating expenses	25,808,834	17,837,425

Income from Operations	8,411,129	2,928,058

Other Income (Expense)
Interest and dividend income	4,560	76,114
Realized and unrealized gain on investments	—	15,594
Interest expense	(156,705)	(46,950)

Total other income (expense), net	(152,145)	44,758

Income Before Provision for Income Taxes	8,258,984	2,972,816

Provision for Income Taxes	3,345,218	1,321,275

Net Income	$4,913,766	$1,651,541

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

Years Ended December 31, 2013 and 2012

			Series A
	Common Stock		Convertible Preferred Stock		Additional
	Number of		Number of		Paid-in	Retained
	Shares Issued	Amount	Shares Issued	Amount	Capital	Earnings	Total

Balance at January 1, 2012	1,155,000	$115	257,590	$3,144,800	$660,546	$3,113,212	$6,918,673

Restricted stock unit and stock option grants	—	—	—	—	53,813	—	53,813

Net income	—	—	—	—	—	1,651,541	1,651,541

Balance at December 31, 2012	1,155,000	115	257,590	3,144,800	714,359	4,764,753	8,624,027

Restricted stock unit and stock option grants	—	—	—	—	63,115	—	63,115

Net income	—	—	—	—	—	4,913,766	4,913,766

Balance at December 31, 2013	1,155,000	$115	257,590	$3,144,800	$777,474	$9,678,519	$13,600,908

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012

Cash Flows from Operating Activities
Net income	$4,913,766	$1,651,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense, property and equipment	550,070	406,690
Amortization expense, intangible assets	322,258	121,299
Bad debts and claim adjustments	931,335	1,464,493
Share based compensation expense	63,115	53,813
Deferred income taxes	25,179	(108,271)
Changes in assets and liabilities:
Accounts receivable	(703,462)	(2,632,861)
Prepaid expenses and other current assets	(662,744)	(142,231)
Security deposits	2,038	(45,750)
Accounts payable and accrued expenses	2,401,857	682,875
Deferred revenue	1,790,512	—
Income taxes payable	(381,104)	191,104

Net cash provided by operating activities	9,252,820	1,642,702

Cash Flows from Investing Activities
Purchase of property and equipment	(682,376)	(603,806)
Purchase of net assets from National Health Benefits Corporation	—	(7,050,000)
Proceeds from purchase price adjustment of net assets acquired from National Health Benefits Corporation	96,635	—
Purchase of intangible assets	—	(136,860)
Proceeds from sales of trading securities	—	3,509,848

Net cash used in investing activities	(585,741)	(4,280,818)

Cash Flows from Financing Activities
Borrowings on term loan	—	3,500,000
Repayment of term loan	(875,000)	—
Repayment of capital lease obligations	(4,832)	(30,809)

Net cash (used in) provided by financing activities	(879,832)	3,469,191

Net increase in cash and cash equivalents	7,787,247	831,075

Cash and Cash Equivalents, Beginning of Year	3,941,167	3,110,092

Cash and Cash Equivalents, End of Year	$11,728,414	$3,941,167

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012

Supplemental Disclosures of Cash Flow Information
Interest paid	$154,436	$46,950

Income taxes paid	$3,907,407	$1,130,171

Non-cash capital lease additions	$301,031	$—

On October 1, 2012 Premier Healthcare Exchange, Inc. acquired substantially all of the assets of National Health Benefits Corporation:
Assets acquired:
Cash and accounts receivable	$—	$1,431,646
Prepaid expenses and deposits	—	23,588
Property and equipment	—	42,761
Acquired software	—	916,000
Non-compete agreement	—	424,000
Customer contracts	—	832,000
Goodwill, net of purchase price adjustment	(96,635)	4,633,811
Accounts payable and accrued expenses	—	(1,253,806)

Total assets acquired and cash paid (received)	$(96,635)	$7,050,000

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

1.               Nature of Operations

Premier Healthcare Exchange, Inc. (“PHX” or the “Company”) commenced operations during 2001, and is incorporated pursuant to the laws of the state of Delaware.

PHX offers solutions for healthcare organizations at every step of the claims process, from initial PPO repricing through an array of claim integrity services to claim payment. PHX combines claim processing automation with professional services to deliver innovative, state-of-the-art, advanced cost management solutions for health plans.

PHX’s services include claims editing, clinical bill review and audit, proprietary and secondary network repricing, fee negotiations, primary network management, and electronic claim payment services.

PHX’s team is comprised of cost management analysts, medical professionals, and information technology specialists who understand the complexities of medical billing and coding, claims editing, out of network claim negotiations and electronic provider payments.

PHX’s healthcare organizations (the “Clients”) include Third Party Administrators (“TPAs”), various insurance carriers, unions, and Health Maintenance Organizations (“HMOs”). PHX has contracts with its Clients ranging from one to three years renewable for consecutive one-year terms thereafter unless terminated by written notice by either party.

PHX also provides electronic payment services through its wholly owned subsidiary, Pay-Plus Solutions, Inc. These services aggregate payments to individual providers from multiple payers onto an electronic virtual payment card, which the provider accesses through its merchant processor. Payments can also be made as direct deposits to the provider’s account through the ACH. Providers can access their payment data through a secure website, as well as download payment data into their accounting or practice management systems.

On October 1, 2012, PHX acquired the net operating assets of National Health Benefits Corporation (“NHBC”). The assets consisted of cash, client contracts, a proprietary operating system called ProPoint, network access contracts, accounts receivable, 29 employees and a leased facility in Scottsdale, Arizona. PHX assumed certain liabilities of the company, primarily trade payables. The net assets were transferred into in an existing inactive subsidiary, Premier Recovery Services, Inc., and the subsidiary was renamed Premier Healthcare Exchange West, Inc. (“PHX West”)

2.               Summary of Significant Accounting Policies

Basis of Accounting

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United State of America, which require the use of the accrual method of accounting. Under this accounting method, revenues are recognized when earned and expenses are recognized when incurred. Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of PHX and its wholly-owned subsidiaries, PHX West, Crossfire Technology Services, Inc., and Pay-Plus Solutions, Inc. (collectively the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation. Crossfire Technology Services, Inc. is no longer an active business and the Company filed for dissolution in December 2013. Crossfire Technology Services, Inc. had no material assets or liabilities.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates include the allowances for doubtful accounts and claim adjustments, goodwill and intangible asset valuations, ability to realize deferred tax assets and valuation assumptions in calculating share-based compensation. These estimates may be adjusted as more current information becomes available, and any adjustment could have a significant impact on recorded amounts.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of unrestricted cash on deposit at financial institutions and brokerage firms. The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

Accounts receivable are reported at net realizable value. Accounts are charged to the allowance for doubtful accounts or the allowance for claim adjustments when they are determined to be uncollectible based upon management’s assessment of individual accounts. It is the policy of the Company to review the outstanding accounts receivable as well as the bad debt write-offs and collections experienced in the past, economic factors, specific customer information, claim cancellations and current credit considerations to establish a provision for bad debts for potentially uncollectible amounts and a provision for claim adjustments with corresponding increases in the allowance for doubtful accounts and allowance for claim adjustments, respectively. Write-offs of accounts receivable in 2013 and 2012 were not material.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Purchases of property and equipment and additions and betterments, which substantially extend the useful life, are capitalized at cost. Depreciation and amortization, including amortization of equipment under capital leases, are computed using straight-line and accelerated methods over the estimate useful lives. The Company also provides for amortization of leasehold improvements over the lives of the respective leases or service lives of the improvements, whichever is shorter.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Expenditures for repairs and maintenance are charged to income as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are eliminated from the accounts. Any gain or loss on disposition is credited or charged to income.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset with the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the assets exceeds the fair value of the asset. Fair value is determined based on estimated discounted future cash flows expected to be generated by an asset. As of December 31, 2013 and 2012, the Company has determined that an impairment did not exist.

Long-lived assets will continue to be tested when events or circumstances indicate that an impairment or decline in value may have occurred. Upon completion of each review, there can be no assurance that a material charge will not be recorded.

Intangible Assets

Covenant Not to Compete

The intangible assets consist of a non-compete agreement obtained in the acquisition of NHBC in 2012 valued at $424,000, which is being amortized on the straight-line method over the life of the covenant, or 54 months. The annual amortization expense subsequent to December 31, 2013 will be $94,222 per year through 2016 and $23,556 in 2017. In 2013, the Company wrote off the intangible asset consisting of a covenant not to compete obtained in the acquisition of Crossfire Technologies, LLC in 2010, as the company is no longer in operation. The amortization expense in 2013 was $5,000 and the unamortized amount of the asset was $7,917 at December 31, 2013 prior to the writeoff.

Patent and Trademark

Costs such as application and registration fees and legal fees incurred in connection with obtaining approvals for patents and trademarks by the United States Patent and Trademarks office are also capitalized as intangible assets.

Patent and trademark costs once approved are amortized on a straight line basis over 5-20 years. The pending patent and trademark pertains to a Pay-Plus product. Management believes that its pending patent and trademark will be approved.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Web-Site Development Costs

The web-site development costs consist of:

A. $109,900 in web-site development costs incurred during 2011 for which work was completed in December 2011. The costs capitalized pertain to the actual web-site development stage which will be amortized over a three period commencing on January 1, 2012. The annual amortization expense subsequent to December 31, 2013 will be $36,633 in 2014.

B. $136,860 in web-site development costs incurred during 2012 for which work was completed in June 2012. The costs capitalized pertain to the actual web-site development stage which will be amortized over a three period commencing on July 1, 2012. The annual amortization expense subsequent to December 31, 2013 will be $45,276 in 2014 and $23,496 in 2015.

Acquired Software

PHX acquired certain software and intellectual property in the acquisition of NHBC in 2012 valued at $916,000, which is being amortized using the straight-line method over its estimated useful life of 10 years. The annual amortization expense subsequent to December 31, 2013 will be $91,600 per year through 2021 and $68,700 in 2022.

Customer Base

PHX acquired approximately 60 client service agreements in the acquisition of NHBC in 2012 valued at $832,000, which is being amortized using the straight-line method over its estimated useful life of 20 years. The annual amortization expense subsequent to December 31, 2013 will be $41,600 per year through 2031 and $31,200 in 2032.

Goodwill

As a result of the acquisition of NHBC in 2012, the Company recorded goodwill which has a balance of $4,537,176 at December 31, 2013. The value of the goodwill was based on an independent valuation. Goodwill is not amortized but is assigned to a specific reporting unit or asset class and tested for impairment at least annually or upon the occurrence of an event or when circumstances indicate that the reporting unit’s carrying amount of goodwill is greater than its fair value. As of December 31, 2013 and 2012, the Company has determined that an impairment did not exist.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, and accounts receivable approximates fair value because of the short-term maturity of those instruments. The carrying amount of the term loan approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar remaining maturities. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Stock Options

Compensation costs related to share-based payment transactions, including employee restricted stock units, common stock purchase warrants and stock options, are recognized in expenses in the accompanying consolidated financial statements.

The Company has obtained an independent third party valuation report of its common stock on an annual basis each year as of September 30. The valuation report is used to help determine the share based compensation expense for stock options granted during the year subsequent to each September 30.

There were no options granted in 2013 and, therefore, a third party valuation was not conducted during the year ended December 31, 2013.

Revenue Recognition

Net revenue consists of revenue that is recognized when the Company completes the service and review of a medical claim by utilizing its bill review and audit, claims editing, fee negotiation, and re-pricing services on submitted claim files and determines that a savings opportunity exists. Net revenue also consists of transactional and service fees that are earned as the services are provided pursuant to various contractual arrangements. Interchange revenue from claim payments is recognized when the payment is made to the provider, either through an ACH direct deposit or by placing the payment value on a virtual electronic payment card. In accordance with U.S. GAAP relating to principal agent considerations under revenue recognition, revenue is recognized on a net, rather than a gross basis. Amounts invoiced and collected in advance of being earned are recorded as unearned revenue. The Company had no unearned revenue as of December 31, 2013 and 2012.

In 2013, the Company began processing certain hospital claims relating to a federal government plan for employees with pre-existing conditions. Due to the nature of these claims and the associated high rate of claim appeals by the provider, the Company instituted a revenue recognition policy for these specific claims whereby revenue is recognized only after the claim is paid and after a period of time has elapsed to allow for subsequent appeal and possible reversal. As a result, the Company recorded $1,790,512 of deferred revenue in 2013. Coverage under the government pre-existing condition plan will end as of March 31, 2014, and the Company expects to either record as revenue or refund all of the December 31, 2013 deferred revenue balance in 2014.

Advertising

The Company expenses advertising and promotional costs as incurred. Advertising and promotional expenses for 2013 and 2012 were $1,396,391 and $996,110, respectively.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and tax carry forward. Deferred income tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) authoritative guidance which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included as a component of income tax expense.

3.              Asset Purchase Agreement

On July 25, 2012, PHX entered into an agreement to purchase the net operating assets of NHBC from Medical Capital Holdings, Inc. (“MCH”), the sole stockholder of NHBC. All of the MCH’s property was in receivership in a case styled “SEC v. Medical Capital Holdings, Inc. et al, United States District Court, Central District of California, Southern Division, Case No. SA CV09-0818 DOC (RNBx)”. Subsequent to the signing of the agreement, the Receiver conducted an over-bid process, and a final auction was held on September 10, 2012 in the United States District Court, Central District of California, Southern Division. As a result of PHX’s bid of $7,050,000 and acceptance of certain changes to the terms of the agreement, the court awarded the right to purchase the net assets to PHX. The transaction closed on October 1, 2012, at which time PHX paid the purchase price in full. The assets consisted of client contracts, a proprietary operating system called ProPoint, network access contracts, accounts receivable, 29 employees and a leased facility in Scottsdale, Arizona. PHX assumed certain liabilities of the company, primarily trade payables. The net assets were transferred into an existing inactive subsidiary, Premier Recovery Services, Inc., and the subsidiary was renamed Premier Healthcare Exchange West, Inc.

The acquisition was accounted for as an acquisition of a business. The total purchase cost was allocated to the assets acquired, including intangible assets based on their fair values at the acquisition date.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The following table summarizes the allocation of the $7,050,000 purchase price utilizing the estimated fair values of the assets acquired on October 1, 2012:

Cash and accounts receivable	$1,431,646
Prepaid expenses and deposits	23,588
Property & equipment	42,761
Acquired software	916,000
Non-compete agreement	424,000
Customer contracts	832,000
Goodwill	4,633,811
Accounts payable and accrued expenses	(1,253,806)

Total assets acquired	$7,050,000

The purchase agreement allowed for a purchase price adjustment based on the final actual working capital acquired, and in January 2013 the Company received a cash adjustment of $96,635 which reduced goodwill to $4,537,176 at December 31, 2013.

4.                Property and Equipment

Property and equipment consists of the following at December 31, 2013 and 2012:

	December 31, 2013
		Accumulated	Net Book
	Cost	Depreciation	Value

Furniture and fixtures	$633,410	$(319,000)	$314,410
Office and other equipment	1,317,914	(698,285)	619,629
Equipment under capital lease	520,532	(238,683)	281,849
Leasehold improvements	316,505	(222,436)	94,069
Computer and proprietary software	425,926	(249,242)	176,684

Total	$3,214,287	$(1,727,646)	$1,486,641

	December 31, 2012

Furniture and fixtures	$572,256	$(214,550)	$357,706
Office and other equipment	809,436	(475,215)	334,221
Equipment under capital lease	222,104	(213,890)	8,214
Leasehold improvements	302,704	(140,959)	161,745
Computer and proprietary software	324,380	(132,962)	191,418

Total	$2,230,880	$(1,177,576)	$1,053,304

Depreciation and amortization expense was $550,070 and $406,690 for 2013 and 2012, respectively.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

5.                Intangible Assets

Intangible assets consist of the following at December 31, 2013 and 2012:

	December 31, 2013
		Accumulated	Net Book
	Cost	Amortization	Value

Covenant-not-to compete	$449,000	$(142,779)	$306,221
Patent and trademark costs-pending	15,230	—	15,230
Customer base	832,000	(52,000)	780,000
Acquired software	916,000	(114,500)	801,500
Website development costs	246,760	(141,361)	105,399

Total	$2,458,990	$(450,640)	$2,008,350

	December 31, 2012

Covenant-not-to compete	$449,000	$(35,639)	$413,361
Patent and trademark costs-pending	15,230	—	15,230
Customer base	832,000	(10,400)	821,600
Acquired software	916,000	(22,900)	893,100
Website development costs	246,760	(59,443)	187,317

Total	$2,458,990	$(128,382)	$2,330,608

Amortization expense was $322,258 and $121,299 for 2013 and 2012, respectively.

6.              Line of Credit

On October 13, 2011, the Company entered into a Loan and Security Agreement with Comerica Bank for a revolving line of credit up to $3,000,000, with the amount of available credit equal to 85% of qualified accounts receivable. Interest is charged at a variable rate equal to the bank’s Prime Rate plus 0.5%. There were no borrowings under this facility as of December 31, 2013 and 2012.

7.              Term Credit Facility

In connection with the acquisition of NHBC on October 1, 2012, the company secured a term credit facility in the amount of $3,500,000 with Comerica Bank. All of the proceeds from the facility were used for the purchase of NHBC. At December 31, 2013 and 2012, the balance of this loan was $2,625,000 and $3,500,000. The loan has a term of 42 months, with interest only payments for the first six months, then an amortization of the principal over the final 36 months of the term. Interest is charged at the variable rate equal to the bank’s Prime Rate plus 0.5%, which as of December 31, 2013 and 2012 was 3.75%. The loan may be pre-paid at any time without penalty.

The Company has granted Comerica Bank a continuing security interest in essentially all of its personal property, presently existing as well as created or acquired in the future, to secure prompt repayment of any borrowings and to ensure compliance with each of the covenants of the loan agreement.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

8.            Capital Lease Obligations

The Company was obligated under capital lease arrangements, bearing interest at 7.2% to 11.3% per annum, for equipment acquired for use in the Company’s operations. The equipment secured the obligations. These capital leases were fully paid, and the related assets fully depreciated, in 2013. Such assets had depreciation expense in 2013 of $8,291 and 2012 of $44,421.

The Company entered into a new capital lease arrangement in 2013, bearing interest at 5.2% per annum, for equipment acquired for use in the Company’s operations. The equipment secures the obligations. At December 31, 2013, the scheduled future minimum lease payments required and the present value of the net minimum lease payments are as follows:

Years ending December 31:

2014	$108,403
2015	118,258
2016	98,548

Total future minimum lease payments	325,209

Less amount representing interest	(24,178)

Present value of net minimum lease payments	301,031

Less current portion	(94,700)

Long-term obligation	$206,331

Equipment purchased under these capital leases had a cost of $298,428 at December 31, 2013. Depreciation expense on these assets was $16,579 in 2013.

9.              Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of:

	At December 31,
	2013	2012

Accounts payable	$2,070,755	$1,447,661
Accrued commissions	483,391	480,522
Accrued broker fees	408,847	238,369
Accrued administrative fees	2,066,737	1,089,517
Accrued network and recovery fees	487,031	534,855
Accrued bonuses	1,273,500	651,000
Accrued expenses, other	1,236,118	1,182,598

Total	$8,026,379	$5,624,522

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

10.       Cost of Services

The Company’s cost of services consists of the following:

	2013	2012

Administrative fees	$8,010,069	$4,432,574
Broker fees	837,967	555,730
Network access fees	6,892,121	4,079,901
Software, interface, and routing fees	1,295,038	966,375
Medical review fees	356,953	299,852
Provider payments processing fees	1,052,061	121,054

Total	$18,444,209	$10,455,486

11.       Litigation

The Company is subject to various legal proceedings and claims arising in the ordinary course of business. Management of the Company believes that the ultimate resolution of these matters will not have a material adverse effect upon the Company’s accompanying consolidated financial statements. See also Note 15.

12.       Income Taxes

The provision for (benefit from) income taxes consists of the following:

	2013	2012

Current:
Federal	$2,720,039	$962,546
State	600,000	467,000

Total current	3,320,039	1,429,546

Deferred:
Federal	21,402	(92,031)
State	3,777	(16,240)

Total deferred	25,179	(108,271)

Total	$3,345,218	$1,321,275

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The tax effect of the temporary differences that gave rise to deferred tax assets (liabilities) as of December 31, 2013 and 2012 are as follows:

	2013	2012

Allowance for doubtful accounts	$20,550	$34,080
Allowance for claim adjustments	547,835	344,345
Share based compensation	46,771	21,525
Legal and professional fees	83,408	89,365
Deferred rent	28,200	41,963

Total deferred income tax assets - current	726,764	531,278

Depreciation	(336,990)	(252,428)
Amortization	(149,682)	(13,579)

Total deferred income tax liabilities- long term	(486,672)	(266,007)

Net deferred tax asset	$240,092	$265,271

A reconciliation of the statutory federal income tax rate to the actual effective income tax rate is as follows:

	2013	2012

Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	5.1	6.0
Permanent differences	1.4	1.6
Other	—	2.8

Effective tax rate	40.5%	44.4%

A valuation allowance was not provided at December 31, 2013 or 2012. In assessing the realizability of deferred assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are expected to be deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The Company adopted the FASB authoritative guidance on accounting for uncertainty in income taxes. Unrecognized tax benefits result from income tax positions taken or expected to be taken on the Company’s income tax returns for which a tax benefit has not been recorded in the Company’s financial statements. At December 31, 2013 and 2012, the total unrecognized tax benefits of $10,000 related to state nexus tax positions which is grouped with accounts payable and accrued expenses would positively impact the Company’s effective tax rate if recognized.

The Company files a U.S. federal income tax return and New Jersey, Georgia, Arizona, Florida and Ohio income tax returns. The Company’s federal income tax return is no longer subject to examination by the federal taxing authority for the years before 2008. The Company also files separate New Jersey income tax returns for its subsidiaries. The Company’s New Jersey, Georgia, Arizona, Florida and Ohio income tax returns are no longer subject to examination by the respective taxing authorities for the years before 2007.

13.       Concentration of Credit Risk

The Company maintains its cash and cash equivalents with financial institutions located in California, Missouri, and New Jersey. It is the Company’s policy to monitor the financial strength of the institutions on a regular basis. During 2013 and 2012, the Company’s cash balances exceeded the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000 per financial institutions. However, the Company’s financial institutions participate in the FDIC’s Transaction Account Guarantee Program in which all non-interest bearing transaction accounts are fully guaranteed by the FDIC. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risk on cash and cash equivalents.

In 2012, the Company liquidated all of its securities holdings and used the proceeds for the acquisition of NHBC. The Company closed one of its two brokerage accounts and had a money market balance in the other account of $102,207 at December 31, 2013. Balances are insured up to $500,000, with a limit of $100,000 for cash, by the Securities Investor Protection Corporation (“SIPC”) per financial institution. At December 31, 2013 and 2012, the Company had $2,207 and $2,197 in excess of SIPC insured limits, respectively.

Sales are made to the Company’s customers in the ordinary course of business. Generally, these sales are unsecured, but the Company considers the amounts to be fully collectible. Accounts receivable consist of amounts due from customers located throughout the United States. One customer accounted for approximately 8.5% and 13% of the Company’s revenue in 2013 and 2012, respectively. Accounts receivable from the major customer at December 31, 2013 and 2012 totaled $422,670 (8.5% of total accounts receivable) and $457,428 (9% of total accounts receivable), respectively. Management monitors the accounts receivable credit risk by prescreening customers, periodic follow-up, and collection efforts.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

14.       Commitments

Operating Lease

The Company is committed for annual rentals under a non-cancelable operating lease for its office space. In November 2013, the Company signed an addendum to its operating lease whereby it leased an additional 15,300 square feet of adjacent space in its current Bedminster, New Jersey headquarters location, and extended the lease on the existing space through May 2019 based on an anticipated occupancy of the additional space on April 1, 2014. At lease end, the Company has the option of renewing for an additional five years at the then fair market rental value of the property. The prior tenant of the additional space has agreed to assume the remaining lease on 7,600 square feet of space the Company had leased in a second Bedminster facility, effective with the occupancy of the additional space.

In December 2011, the Company signed an operating lease for 4,700 square feet of office space in Clearwater, Florida to house operations for the Pay-Plus subsidiary. The lease has a term of 39 months, expiring on February 28, 2015.

As part of the acquisition of NHBC on October 1, 2012, the Company assumed its existing sub-lease for 8,140 square feet of office space in Scottsdale, Arizona. This sub-lease expires concurrently with the underlying lease on March 31, 2014. In December 2013, the Company signed a direct lease with the building owner to continue leasing the same space at the conclusion of the sub-lease through September 2015.

The following schedule of the future annual base rental expense, excluding common area maintenance costs, under the amended Bedminster lease, Clearwater lease and Scottsdale lease as of December 31, 2013 is as follows:

	Amount	Amount
Year	(Lease Term)	(Straight Term)

2014	$1,070,320	$1,125,573
2015	1,122,700	1,088,093
2016	977,444	962,953
2017	981,910	962,953
2018	994,231	962,953
2019	417,536	401,230

Total	$5,564,141	$5,503,755

Office rent expense, which also includes other rent expense for month-to-month leases on field offices, was approximately $1,120,541 and $836,445 in 2013 and 2012, respectively.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Employment Agreements

On September 15, 2010, the Company entered into employment agreements with the chief executive officer and chief operating officer of the Company for terms ending on December 31, 2013, with provisions for automatic renewal for additional one-year terms unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. No notice was provided and as a result these agreements have been extended through December 31, 2014. On August 1, 2011, the Company entered into an employment agreement with the chief financial officer, for a term ending on August 1, 2014, with provisions for automatic renewal for additional one-year terms unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. The Company also entered into employment agreements with varying terms with other key managers of the Company, including 3 additional key managers in 2013. The employment agreements establish base salary, bonus eligibility, and benefits received, provide for severance benefits under certain conditions, and contain non-competition and non-solicitation provisions. The Company does not have any contractual commitments for employment with any other employee.

Equity Plan and Stock Plan

On September 15, 2010, the board of directors of the Company voted to adopt the Premier Healthcare Exchange, Inc. 2010 Stock Option Plan (the “Stock Plan”), and authorized 92,850 shares of common stock to be issued under the plan. Under the terms of the Stock Plan, the Company’s board of directors is authorized to grant non-qualified, qualified and other stock options and to grant or award restricted stock units to key employees, directors and others.

On December 10, 2010, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options for 29,632 shares of common stock at a strike price of $4.00 per share to various employees of the Company of which 22,632 shares were granted to an officer of the Company. Of these options, 2,000 were subsequently cancelled and the remaining 27,632 stock options vest 25% on the first anniversary of the grant date (“Initial Vesting Date”) and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the Initial Vesting Date.

On April 8, 2011, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options totaling 7,500 shares of common stock at a strike price of $4.00 per share to two outside directors of the Company. These shares were 50% vested on the grant date, and the remaining 50% vested on the first anniversary of the grant date.

On May 1, 2011, the board of directors of the Company pursuant to the Stock Plan issued a Common Stock Purchase Warrant to a PHX Broker Representative who is also a shareholder of the Company. The warrant entitled the holder to purchase from the Company, up to 50,000 shares of common stock, the actual amount to be determined based on the achievement of certain adjusted gross revenue performance thresholds for new business secured by the holder pursuant to a Sales and Marketing Agreement between the Company and the holder. During 2013, the warrant holder ceased working without achieving any of the vesting thresholds, the Sales and Marketing Agreement was terminated and the warrants were cancelled.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

On February 7, 2012, the board of directors of the Company passed a resolution increasing the authorized number of shares to be issued under the plan to 260,624

On February 7, 2012, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options for 167,774 shares of common stock at a strike price of $6.00 per share to the President of the Pay-Plus Solutions subsidiary. Of these, 15,252 shares vested six months after the date of the grant, and the balance have a special performance based vesting provision, under which shares vest based on the attainment of certain revenue and EBITDA thresholds. As of December 31, 2013 none of the vesting thresholds had been attained.

On February 10, 2012 and September 10, 2012, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options totaling 30,218 shares of common stock at a strike price of $6.00 per share to various employees of the Company of which 12,368 shares were granted to an officer of the Company. These options vest 25% on the first anniversary of the grant date (“Initial Vesting Date”) and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the Initial Vesting Date.

A summary of the various grants under the Stock Plan are as follow:

Outstanding
Grants

Outstanding options, January 1, 2012	112,632
Issued pursuant to stock option grants
Time based vesting	30,218
Performance based vesting	167,774

Outstanding options and stock purchase warrants, December 31, 2012	310,624

Cancelled stock purchase warrants:	(50,000)

Outstanding options and stock purchase warrants, December 31, 2013	260,624

As of December 31, 2012, the Company has fully issued all of the authorized 260,624 stock option grants.

The Company recorded $20,748 and $29,340 in share based compensation expense for 2013 and 2012, respectively, based on the estimated fair value of the options outstanding of the restricted stock units which is being amortized on a straight-line basis over the vesting period of 3 years. As of December 31, 2013 and 2012, the Company has recorded a deferred tax asset of $46,771 and $21,525, respectively, for the future tax benefit for the share-based compensation expense. The estimated fair value of the restricted stock units granted on the date of issuance in 2010 was $3.30 per share with a 3% attrition rate based on the historical results of the former Equity Plan. As of December 31, 2013 and 2012, there was $-0- and $20,748, respectively, of net unrecognized compensation costs related to options that are not vested for the restricted stock units. As of September 15, 2013, all such restricted stock units were vested.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The Company recorded $42,368 and $24,473 in share based compensation expense for 2013 and 2012, respectively, based on the estimated fair value of the options outstanding pertaining to the stock option grants which is being amortized on a straight-line basis over the vesting period of 1 to 4 years. As of December 31, 2013 and 2012, the Company has recorded a deferred tax asset for the future tax benefit for the share-based compensation expense. The estimated fair value of the stock options granted on the date of issuance in 2012 was $1.96 per share; there were no options granted in 2013. The fair value of the stock options at the date of grant was estimated using the Black Scholes option pricing model. The expected volatility was obtained from comparable publicly traded companies that were similar to the Company. There were no such stock options exercised, forfeited, or expired in 2013.

The assumptions made in calculating the fair value of the stock options are as follows:

	2013		2012

Expected term in years	N/A		1-4
Expected volatility	N/A	%	45.00%
Expected dividend yield	N/A		N/A
Risk-free interest rate	N/A	%	.27%

As of December 31, 2013 and 2012, there was $58,369 and $93,886, respectively, of net unrecognized compensation costs related to options that are not vested. As of December 31, 2013, 82,903 stock option grants were vested.

15.       Subsequent Events

In January 2014, a lawsuit against the Company was filed by an Illinois physician, alleging that a fax he received from the Company violated the Telephone Consumer Protection Act (“TCPA”) and the Illinois Consumer Fraud Act. The complaint is framed as a class action. The TCPA, among other provisions, prohibits the facsimile transmission of unsolicited advertising material. The Company has retained a law firm with extensive experience in defending TCPA class actions and believes it has a strong defense against the suit. The Company is confident that the matter will not have a material impact on the Company’s operations, cash flows or financial position.

On March 21, 2014, the Company’s board of directors passed a resolution declaring a cash dividend of $3,000,000 payable to shareholders as of that date. The Company has obtained approval for the dividend from Comerica Bank, as required by the terms of the Loan and Security Agreement, and anticipates paying the dividend on or about March 31, 2014.

PHX evaluated subsequent events for recognition or disclosure through March 28, 2014, the date the consolidated financial statements were available to be issued.